FOR IMMEDIATE RELEASE

January 11, 2007

Contact:  Rosemarie Faccone

     Susan Jordan

     732-577-9997

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

DECLARES COMMON AND PREFERRED DIVIDENDS

FREEHOLD, NJ, January 11, 2007…..On January 10, 2007, the Board of Directors of Monmouth Real Estate Investment Corporation (NASDAQ:MNRTA) declared its quarterly dividend on the Company’s Common Stock of $0.15 per share payable March 15, 2007 to shareholders of record February 15, 2007.  The Company’s annual dividend rate on its Common Stock is $0.60 per share.

Also on January 10, 2007, the Board of Directors declared a dividend for the period commencing December 5, 2006 and ending February 28, 2007 of $0.4607 per share on the Company’s 7.625% Series A Cumulative Redeemable Preferred Stock payable March 15, 2007 to shareholders of record February 28, 2007.  Series A preferred share dividends are cumulative and payable quarterly at an annual rate of $1.90625 per share.

Monmouth Real Estate Investment Corporation, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties. The Company’s equity portfolio consists of forty-two industrial properties and one shopping center located in New Jersey, New York, Connecticut, Maryland, Michigan, Mississippi, Missouri, Massachusetts, Iowa, Illinois, Nebraska, North Carolina, South Carolina, Kansas, Pennsylvania, Florida, Virginia, Ohio, Wisconsin, Arizona, Georgia, Colorado and Alabama.  In addition, the Company owns a portfolio of REIT securities.

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